CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference, in this Registration Stat3ement on Form S-3, of our report dated February 25, 1999 (except as to Note 14 which is dated March 4, 1999) which appears on page F-3 of the annual report on Form 10-KSB of Compu-DAWN, Inc., now know as MyTurn.com, Inc. for the year ended December 31, 1998.

                                                /s/ Lazar Levine & Felix LLP
                                                ----------------------------
                                                Lazar Levine & Felix LLP

New York, New York
October 26, 2000


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